Exhibit 10-C


                Mercantile Stores Company, Inc.
                     1996 Stock Option Plan


Section 1:  Purpose

The purpose of the Mercantile Stores Company, Inc. 1996 Stock Option Plan
(the "Plan") is to enable Mercantile Stores Company, Inc. (the "Company") to attract and retain key employees who will make significant contributions towards the successful management and growth of the Company. In addition, the Plan is designed to encourage and provide opportunities for stock ownership by such employees which will more closely align their interests with those of the stockholders of the Company.


Section 2:  Definition of Terms

     (a)    Award means any Stock Option granted under the Plan.

     (b) Board means the Board of Directors of the Company, excluding all directors who are employees of the Company.

     (c) Change in Control means a Change in Control of the Company as defined in Exhibit A attached hereto.

     (d) Code means the Internal Revenue Code of 1986, as amended from time to time.

     (e) Committee means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by (a) both Rule 16b-3 and item 402(j) under the 1934 Act or any successor rule, and (b)
            Section 162(m) under the Code.

     (f)    Common Stock means the Common Stock of the Company.

     (g) Company means Mercantile Stores Company, Inc., a corporation established under the laws of the State of Delaware, and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest as determined by the Committee.

     (h) Fair Market Value means, any time that the Common Stock is traded on a public market, the average of the low and high sale prices at which the Common Stock is traded on such date or, if no Common Stock is traded on such date, the most recent date on which Common Stock was traded, as reflected on such public market. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock.

     (i) Non-Qualified Stock Option means a Stock Option to purchase Shares of Common Stock awarded to a Participant which is not intended to qualify as an "Incentive Stock Option" within the meaning of
            Section 422 of the Code or any successor provision.

     (j) 1934 Act means the Securities Exchange Act of 1934, as amended from time to time.

     (k) Option Price means the specified price per Share at which a Stock Option can be exercised.

     (l) Participant means a person recommended by the Committee and approved by the Board to receive an Award under the Plan.

     (m) Reporting Person means an individual who is subject to Rule 16 of the 1934 Act or any successor rule.

     (n)    Shares means shares of the Common Stock of the Company.

     (o) Stock Option means an Award in the form of the right to purchase a specified number of Shares at the Option Price during a specified period.


Section 3:  Effective Dates

The Plan shall be effective as of December 3, 1996 (the date of Board approval for the Plan). No Awards may be made under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board. However, unless otherwise expressly provided in an applicable Stock Option agreement, any Stock Option granted prior to the termination date may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Board to amend any such Stock Option and the Plan, shall extend beyond such date.


Section 4:  Administration

The Plan shall be administered by the Committee, subject at all times to the approval of the Board. Except as expressly provided herein to the contrary, the Committee, subject to the approval of the Board, shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion, subject to the approval of the Board, to interpret the provisions of the Plan.


Section 5:  Eligibility

Eligibility for Awards will be limited to Corporate Officers, Group Presidents and Corporate General Merchandise Managers and other key executives as recommended by the Committee and approved by the Board provided that such participation would not jeopardize the Plan s compliance with Rule 16b-3 under the 1934 Act or any successor rule. Those individuals eligible at the time of the adoption of this Plan are listed on Exhibit B attached hereto.


Section 6:  Stock Available for Awards

  (a) Common Shares Available. Subject to adjustment as provided in Section 6(c) below, the maximum number of Shares available for Awards under the Plan shall be 1,500,000. All Shares issued under the Plan for Stock Options exercised will be purchased by the Company and held in its treasury. No authorized but unissued Shares will be issued under the Plan.

  (b) Share Usage Limits. For the period that the Plan is in effect, the aggregate number of Stock Options that may be awarded to any one Participant shall not exceed 450,000 Stock Options.

  (c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, reorganiza-tion, spin-off or other distribution (other than normal cash dividends) of the Company s assets to shareholders, or any other change in corporate structure or capitalization affecting Shares, such proportionate adjustments, if any, as the Board in its reasonable discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of Stock Options that may be granted under the Plan; (ii) the number of Stock Options covered by each outstanding Award made under the Plan; and (iii) the Option
        Price for any outstanding Stock Options granted under the Plan; provided that any such adjustments are consistently and equitably applicable to all affected Participants.

  (d) Common Stock Usage. Stock Options which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for grant under the Plan so long as the Participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares to which the Award related.

  (e) Accounting for Awards. The number of Stock Options covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.


Section 7:  Stock Options

  (a) General. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Company subject to the terms and conditions of the Stock Option grant. The Committee shall recommend and the Board shall approve the terms and conditions of all Stock Options granted under the Plan.

  (b) Form of Stock Options. Non-Qualified Stock Options shall be the only form of Stock Option available for grant under the Plan.

  (c) Option Price. The Committee shall establish the Option Price at the time each Stock Option is awarded, based on 100% of the Fair Market Value on the date of Award.

  (d) Vesting. A Stock Option shall become exercisable over a four-year period (one fourth in each year). This vesting schedule is subject to adjustment as provided in Section 8(e) or as otherwise determined by the Board.

  (e) Exercise Period. The terms of each Stock Option shall be fixed by the Committee, subject to Board approval; provided, however, that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant. In the event of retirement at normal retirement age, death or disability, the maximum exercise period shall be the earlier of ten years from date of grant or four years from the last date of employment. In the event of other types of separation including voluntary resignation or retirement other than at normal retirement age without Board approval, the right to exercise Stock Options shall expire on the last date of employment.

  (f) Form of Payment at Exercise. The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms.


Section 8:    General Provisions Applicable to Awards

  (a)   Transferability and Exercisability.  Any Award under this Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable by the Participant other than by
        will or the laws of descent and distribution.   A Participant may
        designate a beneficiary or beneficiaries to exercise the Participant's rights upon the Participant's death. To the extent required to comply with regulations and rules under the 1934 Act, including Rule 16b-3, any contrary requirements shall prevail over the provisions set forth above in regards to Reporting Persons.

  (b) General Restrictions. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any Securities Exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary as a condition of the granting of such Award, such Award may not be exercised unless such listing, registration, qualifi-cation, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

  (c) Tax Withholding. The Company shall have the right to deduct a sufficient amount to cover withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations resulting from the exercise of Stock Options. The Committee may permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

  (d) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execu-tion of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

  (e) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control of the Company, the Board shall, at the time an Award is made or at any time thereafter:
        (i) provide for the acceleration of any time period relating to the vesting of Awards to a date not less than ten days prior to the proposed effective date of Change in Control, or (ii) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise of the Award had the Award been exercisable or payable immediately prior to the proposed effective date of the Change in Control.


Section 9:    Miscellaneous

  (a) Plan Amendment. The Board may amend, alter, suspend, discontinue or terminate the Plan as it deems necessary or appropriate, provided that any such action by the Board shall not adversely affect Stock Options already Awarded and such options shall remain in full force and effect as if such adverse action had not been taken.

  (b) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to terminate a Participant's employment.

  (c) No Rights as Shareholder. Only upon issuance of Shares to a Partici-pant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder.

  (d) No Fractional Shares. No fractional shares shall be issued under the Plan, however, the Committee may round any fractional shares to the nearest whole number.

  (e) Company Benefit Programs. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program.

  (f) No Fiduciary Relationship. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  (g) Successors and Assignees. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representa-tive of the Participant's creditors.

  (h) Governing Law. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.


                                 EXHIBIT A


Change in Control.  A "Change in Control" shall mean any of the following events:

1. An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person"
     (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that

     (a) if, at any time, Minot Mercantile Corporation (together with any Person who is a party to a Schedule 13D or Schedule 13G, or any amendment thereto, that is jointly filed with Minot Mercantile Corporation) ("Minot Mercantile") has Beneficial Ownership of any amount of the Company's Voting Securities having a combined voting power that is less than forty percent (40%) but not less than twenty-five percent (25%) (such amount, as it may change from time to time, being hereinafter referred to as the "Floating Block"), then a Change in Control shall occur if any Person (i) has Beneficial Ownership of an amount of the Company's Voting Securities having a combined voting power equal to or in excess of the Floating Block, or (ii) acquires
            Voting Securities of the Company and immediately thereafter has Beneficial Ownership of an amount of the Company's Voting Securities equal to or in excess of the Floating Block; and

     (b) if, at any time, Minot Mercantile has Beneficial Ownership of any amount of the Company's Voting Securities having a combined voting power that is less than twenty-five percent (25%), then a Change in Control shall occur if any Person (i) has Beneficial Ownership of an amount of the Company's Voting Securities having a combined voting power equal to or in excess of twenty percent (20%), or (ii) acquires Voting Securities of the Company and immediately thereafter has Beneficial Ownership of an amount of the Company's Voting Securities equal to or in excess of twenty percent (20%);

     and, provided, further, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
     (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

2. The individuals who, as of January 1, 1995, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest"
         (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

3.   Approval by stockholders of the Company of:

     (a) A merger, consolidation or reorganization involving the Company, unless

     (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation merger or consolidation or reorganization (the" Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

     (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

    (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (i) through (iii) above shall herein be referred to as a "Non-Control Transaction");

     (b)  A complete liquidation or dissolution of the Company; or

     (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

4. Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination

       (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.